UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2013

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Howard Street, Suite 300, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

45 Fremont Street, Suite 2800, San Francisco, CA 94105
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2013, the Board of Directors of Glu Mobile Inc. (the "Company") approved a revised form of Indemnity Agreement (the "Agreement") that the Company has entered into with each of its directors and "officers," as such term is defined under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended. The Agreement amends and supersedes the previous form of Indemnity Agreement (the "Prior Agreement") entered into between the Company and each of these individuals. The material changes to the Agreement from the Prior Agreement are to:

(a) provide that the indemnified party may retain separate counsel in connection with any proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice, and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding;

(b) define the term "successful on the merits" for purposes of determining if the indemnified party is entitled to reimbursement of expenses incurred in connection with a proceeding;

(c) disallow reimbursement to the indemnified party by the Company for compensation that is clawed backed from the indemnified party or payments made to Glu by the indemnified party for securities sales in connection with a restatement under Sections 304 and 306 of the Sarbanes-Oxley Act of 2002;

(d) require that the indemnified party does not need to repay the Company for expenses advanced for a claim under paragraph (c) above, if the indemnified party has not engaged in acts or omissions that are outside the scope of indemnification;

(e) require a non-appealable judgment adverse to the indemnified party before the Company may deny indemnification to the indemnified party; and

(f) place the burden of proof on the Company to establish that a request for indemnification by an indemnified party is not covered by the Agreement.

This description of the Agreement is qualified in its entirety by the Agreement itself, a copy of which is filed as Exhibit 99.01 to this report and incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2013, the Company’s Board of Directors appointed Gregory J. Cannon as its Principal Accounting Officer. The appointment is effective as of October 24, 2013.

Mr. Cannon, age 32, has served as the Company’s Vice President of Finance and Corporate Controller since September 2010 and its Corporate Controller from May 2009 through September 2010. From April 2008 to May 2009, Mr. Cannon served as the Company’s International Controller and from October 2006 to March 2008 its Assistant Controller. Before joining the Company, Mr. Cannon served as Manager of International Accounting and Internal Controls of Laserscope, Inc., an aesthetic and surgical laser company, where he managed its international accounting and Sarbanes-Oxley compliance before it was acquired by American Medical Systems. Mr. Cannon also worked for three years at PricewaterhouseCoopers L.L.P. in the audit and assurance practice focusing on software and venture capital clients. Mr. Cannon holds a B.A. in business economics with an emphasis in accounting from the University of California at Santa Barbara and is a Certified Public Accountant (inactive).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01 Form of Indemnity Agreement entered into by Glu Mobile Inc. with each of its directors and officers, adopted as of October 24, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

October 29, 2013	By:	/s/ Scott J. Leichtner

Name: Scott J. Leichtner
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.01	Form of Indemnity Agreement to be entered into between Glu Mobile Inc. and each of its directors and officers, adopted as of October 24, 2013.